EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS






         We consent to the incorporation by reference in the Current Report on Form 8-K of General Communication, Inc., pertaining to the closing as of October 31, 1996 on the acquisition by General Communication, Inc. of seven cable companies and the issuance of 16,723,077 shares of its Class A common stock, of our report dated March 15, 1994, on our audit of the statements of operations, changes in partners' capital deficiency, and cash flows of Prime Cable of Alaska, L.P. for the year ended December 31, 1993 appearing in the Registration Statement on Form S-4 SEC File No. (333-13473) of General Communication, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



                                              COOPERS & LYBRAND L.L.P.


                                                          /s/




Austin, Texas
November 8, 1996





                                          General Communication, Inc. - Form 8-K
                                                                         Page 37